Exhibit h(xix) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

Amendment to Exhibit A of the
Fund Accounting Agreement Amendment dated November 8, 2007,
Between
The Bank of New York Mellon and
The Funds Listed on Schedule I to the Fund Accounting Agreement, dated June 5, 2005, as amended from Time to Time

Federated Capital Reserves Fund

Federated Government Reserves Fund

Federated Municipal Trust

Government Obligations Tax-Managed Fund

US Treasury Cash Reserves

Automated Government Cash Reserves

Federated Market Opportunity Fund

Federated Stock Trust

Federated California Municipal Income Fund

Federated North Carolina Municipal Income Fund

Federated New York Municipal Income Fund

Federated Ohio Municipal Income Fund

Federated Pennsylvania Municipal Income Fund

EACH FUND LISTED ABOVE                                                                                                           THE BANK OF NEW YORK MELLON

By:  /s/ Richard A. Novak                                                                By:  /s/ Bruce L. Baumann
Name:  Richard A. Novak                                                                Name:  Bruce L. Baumann
Title:  Treasurer                                                                                Title:  Vice President
Date:  9/5/08                                                                                       Date:  9/5/08

Amendment to Exhibit B of the
Fund Accounting Agreement Amendment dated November 8, 2007,
Between
The Bank of New York Mellon and
The Funds Listed on Exhibit A to the Fund Accounting Agreement, as amended from Time to Time

NON-MONEY MARKET FEE SCHEDULE

FUND ACCOUNTING AND ADMINISTRATION

Accounting/Administration Fee:	2 basis points per annum per Fund on the first $500 million of the average net assets of the Fund

1 basis point on the next $500 million

.50 of a basis point on the remainder over $1 billion
Subject to the following:
For:	Federated Stock Trust
Federated Market Opportunity Fund

Minimum Fee:                                                      $125,000 per annum per Fund
Maximum Fee:                                                      $300,000 per annum per Fund

For:                      Federated California Municipal Income Fund
             Federated New York Municipal Income Fund
             Federated North Carolina Municipal Income Fund
             Federated Ohio Municipal Income Fund
             Federated Pennsylvania Municipal Income Fund

Minimum Fee:                                                      $100,000 per annum per Fund
Maximum Fee:                                                      $300,000 per annum per Fund
Multiple Share Class:                                                                $500 per month for each share class in excess of two

EACH FUND LISTED ABOVE                                                      THE BANK OF NEW YORK MELLON

By:  /s/ Richard A. Novak                                                                By:  /s/ Bruce L. Baumann
Name:  Richard A. Novak                                                                Name:  Bruce L. Baumann
Title:  Treasurer                                                                                Title:  Vice President
Date:  9/5/08                                                                                      Date:  9/5/08